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                                                                  Exhibit 10.16


                                RESALE AGREEMENT

         This Agreement ("Agreement"), effective as of the 1st day of October, 1996, is entered into by and between NYSERNet.com, INC., having corporate offices at 200 Elwood Davis Road, Liverpool, New York 13088-6147 (herein referred to as "COM") and NYSERNet.org, INC., having corporate offices at 125 Elwood Davis Road, Syracuse, New York 13212-4311 (herein referred to as "ORG").

         WHEREAS, ORG desires COM to provide various services and products, to be resold by ORG to its Authorized Customers, as hereinafter defined; and

         WHEREAS, COM desires to provide such services and products, on the terms and conditions contained herein;

         NOW, THEREFORE, in consideration of the terms and conditions contained herein, COM and ORG hereby mutually agree as follows:

Section 1 - DEFINITIONS

         1.1 For the purpose of this Agreement, the following terms shall have the following meanings:

              1.1.1 "Authorized Customers" shall mean governmental, educational, scientific and other not-for-profit organizations primarily located within the State of New York.

              1.1.2 "Products" shall mean those Internet access products and services and other products and services related thereto which, at any time during the term of this Agreement, are sold, installed and supported by COM or any agent, distributor or reseller of COM.

Section 2 - APPOINTMENT

         2.1 Subject to the terms and conditions contained herein, ORG shall purchase the Products from COM and resell the Products to its Authorized Customers. During the term hereof, ORG shall not purchase any product or service which is the same as, or substantially similar to, the Products from any third person, nor shall ORG offer any such product for sale to any third person. Moreover, during the term hereof, ORG shall not purchase or sell to third parties any products or services which provide Internet access, or which relate to the providing of such access (even if COM does not then offer a competitive Product) from any third party, unless ORG first gives notice to COM of its intention to do so



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and COM fails to agree, within one hundred twenty (120) days of such notice, to provide products or services which are substantially identical in terms of functionality to the products or services proposed to be purchased or sold by ORG, on the same or more favorable terms, and thereafter to provide such Products within a reasonable period of time.

Section 3 - TERM

         3.1 This Agreement shall be effective from the date set forth above for a period of five (5) years. Thereafter, this Agreement will automatically renew for successive one (1) year terms unless either party notifies the other party of its intent not to renew at least sixty (60) days before the end of the term then in effect.

Section 4 - OBLIGATIONS OF ORG

         4.1 ORG shall negotiate with and market the Products to Authorized Customers and, in furtherance thereof, shall

              4.1.1 Diligently develop and increase the sale of the Products during the term of this Agreement in accordance with the terms hereof.

              4.1.2 Require its customers to complete an order form and agree to the standard terms and conditions contained in COM's agreements relating to any services to be provided by COM, as such agreements may exist from time to time, ORG will be responsible for the collection and remittance of all applicable sales tax.

         4.2 ORG is an independent contractor and shall pay all of its expenses incurred in connection with the Services. ORG accepts and assumes full and exclusive liability for and shall hold COM harmless from the payment of all contributions required under state and federal law, providing for state and federal payroll taxes or contributions for unemployment insurance or old age pensions, or annuities which are measured by the wages, salaries, or other remuneration paid to ORG or by ORG to its employees for any and all activities in connection with this Agreement.

Section 5 - OBLIGATIONS OF COM

         During the term of this Agreement, COM shall provide ORG with the Products according to the following conditions:

         5.1 COM will cooperate with ORG in developing a marketing plan for the marketing by COM, and for the joint marketing by ORG and COM, of the Products to Authorized Customer.

         5.2 COM shall provide ORG with all such sales support and assistance as ORG may reasonably request, and, including but not limited to authorizing and encouraging its



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sales personnel to sell the Products to Authorized Customers on behalf of ORG, and providing them with all information, training and materials reasonably necessary to enable them to do so. ORG hereby authorizes COM to use ORG's name in marketing the Products on ORG's behalf and otherwise as COM deems reasonably necessary in conjunction with other sales of COM's products and services, subject to the reasonable approval of ORG.

         5.3 COM shall sell the Products to ORG at a price which is not greater than the average sales price by COM to third parties for the same Products at approximately the same period of time, on similar terms, excluding for purposes of determining the average sales price of a Product special promotions made for a limited period of time to a limited group of prospective customers.

         5.4 COM shall provide first tier support for customers, in the same manner and to the same extent as it provides support to its own customers.

         5.5 COM shall provide to ORG such support by way of information, advice and assistance as ORG and COM deem reasonable and necessary, appropriate and advisable in order for ORG to resell the Products.

         5.6 COM will provide ORG with such advertising, product literature and promotional support with respect to the Products as COM deems reasonable and necessary, appropriate and advisable in order for ORG to remain knowledgeable of the Products.

         5.7 COM hereby authorizes ORG to use COM's name in marketing the Products in conjunction with the resale of COM's products and services, subject to the reasonable approval of COM.

         5.8 COM shall supply product and related sales training to ORG employees, in the same manner as it provides its own sales force. Such training will occur at mutually agreeable times and locations, provided, however, that if training sessions occur at a location other than a COM Facility, ORG shall pay COM's reasonable travel expenses in connection with such sessions.

         5.9 Regular updates and training for new ORG employees will be provided by COM at no charge to ORG, at a mutually agreeable time and location, provided, however, that if training sessions occur at a location other than a COM Facility, ORG shall pay COM's reasonable travel expenses in connection with such updates.

         5.10 COM will provide ORG customers with the same products, of the same quality and at the same times as they are provided by COM to its other resellers or to its own customers.



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Section 6 - BILLING AND TERMS OF PAYMENT

         6.1 ORG shall provide billing and collections services for its customers for the Products.

         6.2 COM will invoice ORG on a monthly basis for the Products provided to ORG for resale during the previous month. ORG shall pay all such invoices within thirty (30) days of receipt. Past due invoices shall be subject to interest charges at the rate of 1.5% per month.

         6.3 At ORG's request, COM will bill Authorized Customers for sales of the Products, and, if requested to do so, will bill such Authorized Customers in the name of ORG and require that payment be made to such address as ORG may request.

Section 7 - CONFIDENTIALITY

         7.1 It is understood that, in the performance of this Agreement, each party may have access to private or confidential information relating to the other party's customers and their respective businesses (collectively, the "Information").

         7.2 With respect to all Information and any other information or data which is treated as proprietary by either party or its customers, the other party agrees (i) that it will remain the disclosing party's exclusive property;
(ii) that it will not be copied, published or disclosed to others without the disclosing party's express consent; (iii) that the disclosing party may conduct such audits as it deems necessary to ensure compliance with this paragraph; (iv) that the disclosing party is permitted to monitor any data access both on-line and in person at the other party's premises; (v) that the Information will be used solely in the performance of this Agreement; and (vi) any originals and all copies of the Information will be returned to the disclosing party upon termination or expiration of this Agreement.

Section 8 - MISCELLANEOUS

         8.1 ORG and COM will perform their obligations pursuant to this Agreement subject to (i) all applicable tariffs, if any; (ii) all applicable existing and future laws; and (iii) rules, regulations, and orders of any governmental authority.

         8.2 Each party represents and warrants to the other that (i) it has all the necessary power and authority to enter into and perform this Agreement in accordance with its terms; and (ii) the making or performance of this Agreement by such party does not violate the provisions of any other agreement to which such party is a party or by which it is bound.

Section 9 - PERIODIC REVIEW

         9.1 The parties shall periodically review their relationship to determine if other services should be provided under this Agreement.



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         9.2  The parties shall discuss in these periodic reviews proposed revisions to procedures and changes to the scope of their relationship.

Section 10 - INDEMNIFICATION AND LIABILITY

         10.1 Each party shall indemnify, defend and hold harmless each other from and against any and all claims, loss, damage, cost or expense (including attorneys fees) arising out of or alleged to have been caused by their respective negligent, willful or unauthorized acts, failures to act or misrepresentations.

Section 11 - FORCE MAJEURE

         11.1 Neither party will be in default of this Agreement to the extent failure or delay in performance is caused by an act of God, fire, flood, severe weather conditions, material shortage or unavailability of transportation, government ordinance, laws, regulations or restrictions, war or civil disorder, or any other cause beyond the reasonable control of such party.

Section 12 - TERMINATION

         12.1 Either party shall have the right to terminate this Agreement effective upon delivery of written notice thereof if:

              12.1.1 The other party makes an assignment for the benefit of creditors, the other party is adjudicated a bankrupt, either through voluntary or involuntary proceedings, or a trustee or receiver of any substantial part of the other party's assets is appointed by any court, and, in any such event any proceeding commenced against such party is not dismissed within thirty (30) days; or

              12.1.2 The other party (1) attempts to make an unauthorized assignment of this Agreement, or (2) fails to make any payment due hereunder or to comply with any provision of this Agreement and does not correct such failure within thirty (30) days after written notice of such failure is delivered by the other party, or (3) receives a notice of violation of the terms and conditions of any license or permit required of that party of its employees in the conduct of that party's business and falls to correct such violations within thirty (30) days. No waiver by a party of any deficiencies in one or more instances shall constitute a waiver of that party's right to terminate this Agreement in subsequent instances.

         12.2 In addition to its right to terminate this Agreement as provided above, the nondefaulting party shall have the right to pursue any and all remedies available at law or in equity upon the default of the other party.

         12.3 Termination of this Agreement for any cause shall not release either party from any liability which at the time of termination has already accrued to the other party or which thereafter may accrue in respect of any ct or omission prior to termination, or from any



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obligation which is expressly stated herein to survive termination.

         12.4 Upon termination of this Agreement, COM shall continue to provide and ORG shall continue to purchase the Products for the sole purpose of reselling the Products to ORG customers for the remainder of the term of such customers' agreements with ORG in effect as of the date of such termination, not to exceed five (5) years. ORG shall not have the right to resell the Products to any additional new customers after the effective date of the termination of this Agreement.

Section 13 - GENERAL TERMS.

         13.1 This Agreement shall be binding upon and inure to the benefit of the parties hereto, their personal representatives, and permitted successors and assigns.

         13.2 This Agreement may not be assigned, in whole or in part, by either party hereto without the prior written consent of the other.

         13.3 This Agreement contains the entire understanding between the parties hereto and supersedes any prior understanding, memoranda or other written or oral agreements between them respecting the within subject matter. There are no representations, agreements, arrangements or understandings, oral or written, between them relating to the subject matter of this Agreement which are not fully expressed herein.

         13.4 No modification or waiver of this Agreement or any part hereof shall be effective unless in writing and signed by the party sought to be charged therewith. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. No course of dealing between the parties hereto will be deemed effective to modify, amend or discharge any part of this Agreement or the rights or obligations of either party hereunder.

         13.5 None of the provisions of this Agreement shall be for the benefit of, or enforceable by, any person or entity not a party hereto.

         13.6 If any provision of this Agreement shall be held invalid or unenforceable by competent authority, such provision shall be construed so as to be limited or reduced to be enforceable to the maximum extent compatible with the law as it shall then appear. The total invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

         13.7 Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given (i) upon hand delivery, or (ii) on the third day following delivery to the U.S. Postal Service as certified or registered mail, return receipt requested and postage prepaid, or (iii) on the first day following delivery



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to a nationally recognized United States overnight courier service, fee prepaid, return receipt or other confirmation of delivery requested, or (iv) when telecopied or sent by facsimile transmission or by electronic mail if an additional notice is also given under (i), (ii) or (iii) above within three days thereafter. Any such notice or communication shall be delivered or directed to a party at its address set forth below or at such other address as may be designated by a party in a notice given to the other party in accordance with the provisions of this paragraph.

Notice to NYSERNet.com, Inc.   shall be sent to:    NYSERNet.com, Inc.
                                                    125 Elwood Davis Road
                                                    Syracuse, NY 13212-4311

                               with a copy to:      Underberg & Kessler LLP
                                                    1800 Chase Square
                                                    Rochester, NY 14606
                                                    Attn: Robert F. Mechur, Esq.

Notice to NYSERNet.org, Inc.   shall be sent to:    NYSERNet.org, Inc.
                                                    125 Elwood Davis Road
                                                    Syracuse, NY 13212-4311

                               with a copy to:      Underberg & Kessler LLP
                                                    1800 Chase Square
                                                    Rochester, NY 14606
                                                    Attn: Robert F. Mechur, Esq.


         13.8 This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York pertaining to contracts made and to be wholly performed within such state, without taking into account conflicts of laws principles.

         13.9 The headings contained in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         13.10 This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of said counterparts together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement, as of the date first set forth above.


         NYSERNet.org, INC.                          NYSERNet.com, INC.




By: /s/ James D. Luckett                    By: /s/ Richard Mandelbaum
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